EXHIBIT 23.1 INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-8 (No. 333-31030), Form S-8 (No. 333-75690), Form S-3 (No. 333-36307), Form S-3 (No. 333-40004), Form S-3 (No. 333-55872)
and Form S-3 (No. 333-87264)of our report dated March 19, 2003, which appears in the Annual Report on Form 10-KSB of U.S. Energy Systems, Inc. and subsidiaries for the year ended December 31, 2002.





KOSTIN, RUFFKESS & COMPANY, LLC
Farmington, CT  April 11, 2003